UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 5, 2006

FOSTER WHEELER LTD.
(Exact Name of Registrant as Specified in Its Charter)

Bermuda
(State or Other Jurisdiction of Incorporation)
001-31305	22-3802649

(Commission File Number)	(IRS Employer Identification No.)

Perryville Corporate Park, Clinton, New Jersey	08809-4000

(Address of Principal Executive Offices)	(Zip Code)

(908) 730-4000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

Foster Wheeler Ltd. has entered into amendments of its employment agreements with three of its executive officers. The amendments harmonize the agreements with certain requirements of Section 409A of the Internal Revenue Code of 1986 by providing that if the executive constitutes a “specified employee,” as defined and applied in Section 409A, as of his termination date, certain post-termination payments due to the executive may not be paid until after the first day following the sixth month anniversary of his termination date. Any payments delayed during this six-month period shall be paid in the aggregate as soon as administratively practicable following the sixth month anniversary of the termination date. In addition, the agreements with John T. La Duc and Peter J. Ganz were amended to reduce the maximum multiplier used to calculate their incentive bonuses from a maximum of three times to a maximum of two times their target percentage opportunity of base salary. The attached Exhibits to this Form 8-K sets forth each of the amendments to the employment agreements and said Exhibits are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

	99.1	First Amendment to the Employment Agreement, dated as of October 6, 2006, between Foster Wheeler Ltd. and John T. La Duc.
	99.2	First Amendment to the Employment Agreement, dated as of October 6, 2006, between Foster Wheeler Ltd. and Brian K. Ferraioli.
	99.3	First Amendment to the Employment Agreement, dated as of October 6, 2006, between Foster Wheeler Ltd. and Peter J. Ganz.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSTER WHEELER LTD.

Date: October 10, 2006	By:	/s/ Brian K. Ferraioli

Name: Brian K. Ferraioli Title: Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description

99.1	First Amendment to the Employment Agreement, dated as of October 6, 2006, between Foster Wheeler Ltd. and John T. La Duc.
99.2	First Amendment to the Employment Agreement, dated as of October 6, 2006, between Foster Wheeler Ltd. and Brian K. Ferraioli.
99.3	First Amendment to the Employment Agreement, dated as of October 6, 2006, between Foster Wheeler Ltd. and Peter J. Ganz.